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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          LIQUID CAPITAL INCOME TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                                 SECOND REQUEST
                PLEASE VOTE, SIGN, AND RETURN  YOUR CARD(S) TODAY



September 2, 1999

Dear Shareholder,

We recently sent you proxy materials for your investments in the Carnegie Funds Group and have not yet received your vote.

On July 27, 1999 the Board of Trustees of the Carnegie Funds approved a proposal to terminate the funds which would be implemented by liquidating the assets and distributing them in cash form to all shareholders. The Board of Trustees is recommending that the Plan of Liquidation and Dissolution be approved based on recent events that have made it difficult to provide a favorable investment return.

YOU MAY NO LONGER OWN SHARES IN ANY FUND OF THE CARNEGIE FUNDS GROUP. HOWEVER, IF YOU WERE A SHAREHOLDER AS OF THE RECORD DATE OF AUGUST 6, 1999, YOUR VOTE STILL COUNTS AND IS NEEDED TO APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION.

For your convenience, we are enclosing another proxy ballot form along with a pre-paid postage envelope.

PLEASE SEND IN YOUR VOTE TODAY!

We appreciate your time and attention to this important matter. If you have already cast your vote, please disregard this letter and accept our sincere thanks.

Sincerely,


/s/ George R. Mateyo
George R. Mateyo
President and Chief Executive Officer